MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

               PPLUS CLASS A 6.25% TRUST CERTIFICATES SERIES CMT-1 PPLUS CLASS B 0.80% TRUST CERTIFICATES SERIES CMT-1

                                 TERMS AGREEMENT
                                 ---------------

                                                                  April 13, 2004


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

                  We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,400,000 PPLUS Class A 6.25% Trust Certificates Series CMT-1 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,400,000 PPLUS Class B 0.80% Trust Certificates Series CMT-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

                  Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between you and the undersigned. Subject to the terms and conditions set forth below and subject to the terms of the Standard Purchase Agreement which terms are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

                  The Underwritten Securities shall have the following terms:

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
Title:                                                   PPLUS Trust Certificates Series CMT-1, offered in two
                                                         classes (Class A Trust Certificates and Class B Trust
                                                         Certificates)

Ratings:                                                 BBB from Standard & Poor's, and
                                                         Baa3 from Moody's

Amount:                                                  1,400,000 Class A Trust Certificates
                                                         1,400,000 Class B Trust Certificates
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


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
Class A Trust Certificate Denominations:                 Stated amount of $25.00 and integral multiples thereof

Class B Trust Certificate Denominations:                 Notional principal amount of $25.00 and integral multiples thereof

Currency of payment:                                     U.S. dollars

Distribution rate or formula:                            Holders of Class A Trust Certificates will be entitled to
                                                         distributions at 6.25% per annum through March 15, 2033,
                                                         unless the Class A Trust Certificates are redeemed or
                                                         called prior to such date.

                                                         Holders of Class B Trust Certificates will be entitled to
                                                         distributions at 0.80% per annum through March 15, 2033,
                                                         unless the Class B Trust Certificates are redeemed or
                                                         called prior to such date.

Cut-off Date                                             April 16, 2004

Distribution payment dates:                              March 15 and September 15, commencing September 15, 2004.

Regular record dates:                                    As long as the Underlying Securities are represented by
                                                         one or more global certificated securities, the record
                                                         day will be the close of business on the Business Day
                                                         prior to the relevant distribution payment dates, unless
                                                         a different record date is established for the Underlying
                                                         Securities. If the Underlying Securities are no longer
                                                         represented by one or more global certificated
                                                         securities, the distribution payment date will be at
                                                         least one Business Day prior to the relevant distribution
                                                         payment dates.

Stated maturity date:                                    March 15, 2033

Sinking fund requirements:                               None

Conversion provisions:                                   None

Listing requirements:                                    Class A listed on the New York Stock Exchange

Black-out provisions:                                    None

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                                        2


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

Fixed or Variable Price Offering:                        Fixed Price Offering

Class A Trust Certificate Purchase Price:                $25.00 per Class A Trust Certificate

Class B Trust Certificate Purchase Price:                $2.275 per Class B Trust Certificate

Form:                                                    Book-entry Trust Certificates with The Depository Trust
                                                         Company, except in certain limited circumstances

Closing date and location                                April 16, 2004, Shearman & Sterling LLP, 599 Lexington
                                                         Avenue, New York, NY
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                                        3

                  Please accept this offer no later than 10:00 A.M. (New York City time) on April 13, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                         Very truly yours,

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED



                                         By:   /s/  Michael F. Connor
                                            ------------------------------------
                                                    Authorized Signatory






Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By:  /s/ Michael F. Connor
   -------------------------------------
   Name:    Michael F. Connor
   Title:   President





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